Form 10-K

Exhibit 10.31

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([***]), HAS BEEN OMITTED BECAUSE
THE INFORMATION (I) IS NOT MATERIAL AND
(II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FIRST AMENDMENT
(1745 TECHNOLOGY DRIVE)
THIS FIRST AMENDMENT (this "First Amendment") is made and entered into as of September 5, 2018, by and between HUDSON CONCOURSE, LLC, a Delaware limited liability company ("Landlord"), and NUTANIX, INC., a Delaware corporation ("Tenant").
RECITALS

A.
Landlord and Tenant are parties to that certain Office Lease dated April 4, 2018 (the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space containing a total of approximately 58,714 rentable square feet (collectively, the "Premises") on the fifth (5th) and sixth (6th) floors of the building commonly known as 1745 Technology Drive located at 1745 Technology Drive, San Jose, California 95110 (the "Building").

B.
The parties wish to expand the Premises to include that certain space containing approximately 29,357 rentable square feet and known as Suite No. 700 located on the seventh (7th) floor of the Building and shown on Exhibit A attached hereto (the "Suite 700 Must Take Space"), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Suite 700 Must Take Space.

6.1
Effective Date of Suite 700 Must Take.  Effective as of the Suite 700 Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased by the addition of the Suite 700 Must Take Space.  The term of the Lease for the Suite 700 Must Take Space (the "Suite 700 Expansion Term") shall commence on the Suite 700 Expansion Effective Date and, unless extended (pursuant to Section 2 of Exhibit "E" to the Lease) or sooner terminated in accordance with the Lease, end on the Expiration Date (i.e., May 31, 2024).  From and after the Suite 700 Expansion Effective Date, the Suite 700 Must Take Space shall be subject to all the terms and conditions of the Lease except as provided herein.  Except as may be expressly provided herein, (1) no representation or warranty made by Landlord with respect to the Premises shall apply to the Suite 700 Must Take Space, (2) Tenant shall not be entitled to receive, with respect to the Suite 700 Must Take Space, any allowance, free rent or other financial concession granted with respect to the Premises, and (3) the Suite 700 Must Take Space shall be accepted by Tenant in its configuration and condition existing on the date hereof (or, subject to Section 1.10 below, in such other configuration and condition as the existing tenant thereof may cause to exist in accordance with its lease), without any obligation of Landlord to perform or pay for any alterations to the Suite 700 Must Take Space, and without any representation or warranty regarding the configuration or condition of the Suite 700 Must Take Space.

6.2
Suite 700 Expansion Effective Date.  As used in this Section 1, "Suite 700 Expansion Effective Date" means the date upon which Landlord delivers possession (if ever and pursuant to the Lease, as amended hereby) of the Suite 700 Must Take Space to Tenant free from occupancy by any party (including, without limitation, free of any such parties' personal property), which delivery date is anticipated to be no later than April 1, 2019 (the "Suite 700 Target Delivery Date").  The adjustment of the Suite 700 Expansion Effective Date and, accordingly, the postponement of Tenant's obligation to pay rent for the Suite 700 Must Take Space, shall be Tenant's sole remedy if the Suite 700 Must Take Space is not delivered to Tenant in accordance with the terms hereof as of the Suite 700 Target Delivery Date. Notwithstanding any contrary provision of the Lease, any delay or failure to deliver the Suite 700 Must Take Space shall not be a Landlord default nor subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease; provided, however, that Landlord shall not lease the Suite 700 Must Take Space to anyone other than Tenant and Landlord shall not extend the Suite 700 Existing Lease (defined below).

6.3
Confirmation Letter.  At any time after the Suite 700 Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit B attached hereto, as a confirmation of the information set forth therein.  Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within ten (10) business days after receiving it.

6.4
Base Rent.  With respect to the Suite 700 Must Take Space, commencing on the Suite 700 Expansion Effective Date and continuing during the Suite 700 Expansion Term, Tenant shall pay Base Rent at the same then applicable annual rate per square foot as described in the rent table depicted in Section 1.4 of the Lease (as thereafter increased annually pursuant to such rent table).  Notwithstanding the foregoing, Base Rent for the Suite 700 Must Take Space shall be abated for the first (2) full months of the Suite 700 Expansion Term; provided, however, that if a Default exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured. All such Base Rent shall be payable monthly by Tenant in accordance with the terms of the Lease provided, however, that the installment of Base Rent for the third full calendar month for which Base Rent is payable hereunder and the installment of Additional Rent for Expenses and Taxes for the third full calendar month for which such Additional Rent is payable hereunder shall be paid upon Tenant's execution and delivery of this First Amendment.

6.5	Tenant's Share. With respect to the Suite 700 Must Take Space during the Suite 700 Expansion Term, Tenant's Share shall be 12.8584%.

6.6
Expenses and Taxes.  With respect to the Suite 700 Must Take Space during the Suite 700 Expansion Term, Tenant shall pay for Tenant's Share of Expenses and Taxes in accordance with the terms of the Lease.

6.7
Improvements to the Suite 700 Must Take Space.  Following the Suite 700 Expansion Effective Date, Tenant shall be entitled to perform improvements to the Suite 700 Must Take Space, in accordance with the Work Letter attached to the Lease as Exhibit B, provided that (i) the Allowance for the Suite 700 Must Take Space shall be $733,925.00 (based upon $25.00 per rentable square foot of the Suite 700 Must Take Space) and may be used at Tenant's election for improvements to the Suite 700 Must Take Space and/or to the original Premises (i.e., Suite 500 and Suite 600), and (ii) if Tenant fails to use the entire Allowance (as calculated under this Section 1.7) by December 31, 2020, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

6.8
Parking.  During the Suite 700 Expansion Term with respect to the Suite 700 Must Take Space, Tenant shall be entitled to use an additional eighty-eight (88) unreserved parking spaces in the Parking Facility in accordance with the terms of the Lease.

6.9
Existing Tenant.  The parties acknowledge and agree that Landlord has previously leased the Suite 700 Must Take Space to a third party (such party, and any successor or assignee thereto, the "Suite 700 Existing Tenant") for a lease term extending through March 31, 2019 (the "Suite 700 Existing Lease").  If the Suite 700 Existing Tenant fails to surrender possession of the Suite 700 Must Take Space by the expiration of the Suite 700 Existing Lease, then Landlord shall use commercially reasonable efforts to recover possession of the Suite 700 Must Take Space from the Suite 700 Existing Tenant as soon thereafter as reasonably possible (including, if necessary in Landlord's reasonable judgement, by commencing and pursuing an unlawful detainer).

6.10	Walk Through of the Suite 700 Must Take Space. Landlord shall use commercially reasonable efforts, subject to the rights of the Suite 700 Existing Tenant under the Suite 700 Existing Lease, to schedule and perform, at least 90 days before the Suite 700 Target Delivery Date, a walk-through of the Suite 700 Must Take Space during which representatives of Landlord and Tenant may identify any leasehold improvements in the Suite 700 Must Take Space that (a) Landlord may have the right, under the Suite 700 Existing Lease, to require the Suite 700 Existing Tenant to remove, and (b) Tenant wishes not to be removed or to be removed. If Tenant provides to Landlord, within 15 days after the walk-through, a notice (a "Non-Removal Notice") identifying any leasehold improvements in the Suite 700 Must Take Space that Tenant does not wish to be removed before the Suite 700 Expansion Effective Date, then Landlord shall use commercially reasonable efforts to enforce any rights it may have under the Suite 700 Existing Lease to require the Suite 700 Existing Tenant to not perform such removal obligations, or, if applicable, to waive any such rights to cause the Suite 700 Existing Tenant to perform such removal obligations. Landlord shall within 10 business days after receiving Tenant's Non-Removal Notice, notify Tenant whether removal of the item(s) specified in Tenant's Non-Removal Notice shall be required of Tenant upon the expiration or earlier termination of the Lease; provided that in any event, Landlord shall not require the removal of Building-standard office improvements.

6.11
Increased Security Deposit. Concurrently with Tenant's execution of this First Amendment, Tenant shall deposit with Landlord an additional $90,713.13, for a total Security Deposit under the Lease, as amended herein, of $301,035.89. Landlord shall continue to hold the Security Deposit, as increased herein, in accordance with the terms and conditions of Section 21 of the Lease.

2.
California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Suite 700 Must Take Space has not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52). Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises". In accordance with the foregoing, Landlord and Tenant agree that if Tenant requests a CASp inspection of the Suite 700 Must Take Space, then Tenant shall pay (i) the fee for such inspection, and (ii) the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Suite 700 Must Take Space; provided, that, if Tenant is required to obtain such CASp inspection by applicable Law or to avoid any penalty imposed under applicable Law, then the cost of and obligation for making any repairs necessary to correct violations of construction-related accessibility standards within the Premises shall be governed by the provisions of the Lease.

3.
Package HVAC Units. In the event Tenant desires to utilize any existing dedicated heating, ventilation and air conditioning units ("Package Units") within the Premises, or installs, as an Alteration, new Package Units within the Premises, the plans and specifications for any Package Units shall be subject to Landlord's reasonable approval. If Tenant elects to utilize or install Package Units within the Premises, Tenant shall also install, at Tenant's sole cost and expense, separate meters or at Landlord's option, sub-meters, in order to measure the amount of electricity furnished to such Package Units and Tenant shall be responsible for Landlord's actual cost of supplying electricity to such units as reflected by such meters or sub-meters, which amounts shall be payable on a monthly basis as Additional Rent. Tenant shall be responsible for maintenance and repair of the Package Units pursuant to Section 25.5 of the Lease and such units may be subject to removal by Tenant upon the expiration or earlier termination of the Lease pursuant to Section 25.5 of the Lease.

4.	Signage. Landlord, at Landlord's sole expense, shall include Tenant's name in any tenant directory located in the lobby on the first floor of the Building.

5.
Surrender. Except as required under Section 23 of the Original Lease (regarding removal of Lines) and except as required under Section 25.5 of the Original Lease and Section 3 above (regarding Units and Package Units), upon the expiration or earlier termination of the Lease, as amended hereby, Tenant shall surrender possession of the original Premises (i.e., Suite 500 and Suite 600) to Landlord in as good condition and repair as exists as of the date of this First Amendment, except for reasonable wear and tear, casualty, condemnation and repairs that are Landlord's express responsibility hereunder. Additionally, (a) in the event any Alterations are installed by Tenant in the Premises (i.e., in the original Premises or in the Suite 700 Must Take Space) after the date of this First Amendment which are not approved by Landlord, Tenant shall remove such non-approved Alterations upon the expiration or earlier termination of the Lease and repair any damage associated with such removal, and (b) in the event Alterations are installed by Tenant in the Premises after the date of this First Amendment (including, without limitation, any Tenant Improvement Work to be installed in the original Premises and/or the Suite 700 Must Take Space by Tenant in accordance with the Work Letter attached to the Lease as Exhibit B), which are approved by Landlord, Tenant shall not be required to remove such Tenant Improvement Work or Alterations upon the expiration or earlier termination of the Lease (other than non-Building standard office improvements identified by Landlord at the time of Landlord's approval of such Tenant Improvement Work or Alterations). Furthermore, with regard to the Suite 700 Must Take Space, Tenant shall remove any non-Building standard office improvements specified by Landlord for removal in Section 1.10 above. For clarity, nothing contained in this Section 5 shall be construed to limit Tenant's obligation to remove the Lines, Units, or Package Units upon the expiration or earlier termination of the Lease.

6.	Miscellaneous.

6.1
This First Amendment and the attached exhibits, which are hereby incorporated into and made a part of this First Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this First Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this First Amendment.

6.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

6.3	In the case of any inconsistency between the provisions of the Lease and this First Amendment, the provisions of this First Amendment shall govern and control.

6.4
Submission of this First Amendment by Landlord is not an offer to enter into this First Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this First Amendment until Landlord has executed and delivered it to Tenant.

6.5	Capitalized terms used but not defined in this First Amendment shall have the meanings given in the Lease.

6.6
Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers in connection with this First Amendment other than Savills Studley, claiming to have represented Tenant in connection with this First Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this First Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

6.7
This First Amendment may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this First Amendment may be executed in counterparts, but shall become effective only after each party has executed a counterpart hereof; all said counterparts when taken together, shall constitute the entire single agreement between the parties. This First Amendment may be executed by a party’s signature transmitted by portable document format ("pdf") or email or by a party's electronic signature (collectively, "pdf Signatures"), and copies of this First Amendment executed and delivered by electronic means or originals of this First Amendment executed by pdf Signature shall have the same force and effect as copies hereof executed and delivered with original wet signatures. All parties hereto may rely upon emailed or pdf Signatures as if such signatures were original wet signatures. Any party executing and delivering this First Amendment by pdf or email shall promptly thereafter deliver a counterpart signature page of this First Amendment containing said party’s original signature. All parties hereto agree that a pdf or emailed signature page or a pdf Signature may be introduced into evidence in any proceeding arising out of or related to this First Amendment as if it were an original wet signature page.

6.8	Landlord and Tenant hereby acknowledge that in the event the Lease terminates pursuant to Section 2.3 of the Lease, this First Amendment shall likewise be terminated.
[Signatures are on the following page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the day and year first above written.

LANDLORD:

HUDSON CONCOURSE, LLC, a Delaware limited liability company
By:	Hudson Pacific Properties, L.P., a Maryland limited partnership, its sole member
By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner
By: /s/ Mark. T. Lammas
Name: Mark. T. Lammas
Title:	Chief Operating Officer, Chief Financial Officer & Treasurer

TENANT:

NUTANIX, INC., a Delaware corporation, By: /s/ Kenneth Long Name: Kenneth Long
Title:	VP, Corporate Controller Chief Accounting Officer

EXHIBIT A
THE SUITE 700 MUST TAKE SPACE

[***]

EXHIBIT B
CONFIRMATION LETTER
_____________________, 20__

To:	_______________________
_______________________
_______________________
_______________________
Re:    First Amendment (the "First Amendment") dated ______________, 2018, between HUDSON CONCOURSE, LLC, a Delaware limited liability company ("Landlord"), and NUTANIX, INC., a Delaware corporation ("Tenant"), concerning Suite 700 on the seventh (7th) floor (the "Premises") of the building located at 1745 Technology Drive, San Jose, California.
Dear _________________:
In accordance with the Lease, Tenant accepts possession of the Suite 700 Must Take Space and confirms the following:

1.	The Suite 400 Expansion Delivery Date is _____________ and the Expiration Date is May 31, 2024.

2.	The exact number of rentable square feet within the Suite 700 Must Take Space is _________ square feet, subject to Section 2.1.1 of the Lease.

3.	Tenant's Share, based upon the exact number of rentable square feet within the entire Premises, is ____________%, subject to Section 2.1.1 of the Lease.
Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention.

"Landlord": _______________________________, a ________________________ By: Name: Title:
Agreed and Accepted as of _________, 20 . "Tenant": _______________________________, a ________________________ By: Name: Title: